                                                                   EXHIBIT 10.91

















                              HANOVER DIRECT, INC.

                                       AND

                                  SUBSIDIARIES

                            CORPORATE CODE OF CONDUCT

                                TABLE OF CONTENTS

I.      CITIZENSHIP AND PUBLIC RESPONSIBILITY........................................3
   1.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS..................................3
   2.   RELATIONS WITH CUSTOMERS.....................................................3
   3.   STATEMENTS IN ADVERTISING....................................................4
   4.   COMPETITION..................................................................4
   5.   PROPER ACCOUNTING AND FINANCIAL INTEGRITY....................................5
   6.   ACCURATE PERIODIC REPORTS....................................................5
II.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES...............................6
   1.   IMPROPER PAYMENTS............................................................6
   2.   POLITICAL CONTRIBUTIONS......................................................6
   3.   SAFEGUARDING ASSETS..........................................................7
III.    SELECTION OF VENDORS AND SUPPLIERS OF GOODS AND SERVICES.....................7
IV.     CONFLICT OF INTEREST; CORPORATE OPPORTUNITY..................................7
V.      SECURITIES TRADING...........................................................8
   1.   INSIDE INFORMATION...........................................................8
   2.   TRADING GUIDELINES...........................................................9
   3.   REPORTING AND OTHER OBLIGATIONS.............................................10
VI.     ENVIRONMENT, HEALTH AND SAFETY..............................................10
VII.    EMPLOYMENT ISSUES...........................................................10
   1.   EQUAL OPPORTUNITY...........................................................10
   2.   HARASSMENT AND DISCRIMINATION...............................................10
   3.   DRUG AND ALCOHOL ABUSE......................................................12
   4.   DISABILITY..................................................................13
VIII.   INFORMATION SYSTEM USE......................................................13
   1.   INFORMATION SYSTEM..........................................................13
   2.   BUSINESS RECORDS & DOCUMENTATION............................................13
   3.   USING THE INFORMATION SYSTEM................................................13
   4.   OBTAINING SECURITY ACCESS...................................................13
   5.   INTERNET USE................................................................14
   6.   RESTRICTED INFORMATION......................................................14
   7.   PROTECTION OF COMPANY ELECTRONIC DATA AND INFORMATION
         PASSWORDS/VIRUSES/DATA SECURITY............................................14
   8.   NON-STANDARD SOFTWARE.......................................................15
   9.   REMOTE ACCESS...............................................................15
   10.  UNACCEPTABLE ACTIVITIES.....................................................15
   11.  REPORTING SECURITY PROBLEMS.................................................16
IX.     CONFIDENTIAL INFORMATION....................................................16
X.      DUTY TO RETURN CONFIDENTIAL INFORMATION AND COMPANY PROPERTY UPON
         SEPARATION FROM THE COMPANY................................................17
XI.     INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY............................17
XII.    REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR..............................17
XIII.   AMENDMENTS TO AND WAIVERS OF THE CODE OF CONDUCT............................18
XIV.    COMPLIANCE PROCEDURES.......................................................18
XV.     INTERPRETATION OF CODE OF CONDUCT AND EFFECTS OF FAILURE TO COMPLY..........18
XVI.    STATEMENT NOT A CONTRACT OF EMPLOYMENT......................................18
XVII.   NAMES AND NUMBERS...........................................................19

                              HANOVER DIRECT, INC.
                                       AND
                                  SUBSIDIARIES

                            CORPORATE CODE OF CONDUCT

This Corporate Code of Conduct (the "Code of Conduct") has been unanimously adopted by the Board of Directors of Hanover Direct, Inc. (the "Company") and is intended to apply to all business activities conducted on behalf of the Company. References in this Code of Conduct to the Company means the Company or any of its subsidiaries. (March 1, 2003)

I.    CITIZENSHIP AND PUBLIC RESPONSIBILITY

The success of the Company is predicated on conducting business affairs in a way that is socially responsible while seeking to promote that most important dynamic of private enterprise: earning the profits which make possible the continued existence and growth of the enterprise, the satisfaction of investors' expectations of a fair return on their investment, the providing of jobs for employees, and a contribution to the well-being of our various communities.

1.    COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Recognition of the public interest must be a permanent commitment of the Company in the conduct of its affairs. The activities of the Company and all of its employees, officers and directors ("employees"), acting on its behalf must always be in full compliance with both the letter and spirit of all laws, rules and regulations applicable to our business. Furthermore, no employee should assist any third party in violating any applicable law, rule or regulation. This principle applies whether or not such assistance is, itself, unlawful. All employees must respect and obey the laws of the cities, states and countries in which we operate and avoid even the appearance of impropriety. When there is a doubt as to the lawfulness of any proposed activity, advice must be sought from the Executive Vice President - Human Resources & Legal.

Violation of applicable laws, rules or regulations may subject the Company, as well as any employees involved, to severe adverse consequences, including imposition of injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which may be tripled in certain cases), fines and criminal penalties, including imprisonment. In addition, actual or apparent violations of applicable laws, rules and regulations by the Company or its employees can undermine the confidence of the Company's customers, investors, creditors and bankers, as well as that of the general public. Employees who fail to comply with this Code of Conduct and applicable laws will be subject to disciplinary measures up to and including termination of employment from the Company.

2.    RELATIONS WITH CUSTOMERS

It shall be part of the Company's fundamental and unswerving objectives and policies:

      to provide customers with quality merchandise and service at fair prices;

      to deal with customers fairly, honestly and courteously;

      to attempt in good faith to ascertain and satisfy the needs of customers; and

      to live up to its obligations to customers and to satisfy customers' legitimate complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is one of the Company's most valued assets.

3.    STATEMENTS IN ADVERTISING

The Company's reputation for integrity is a priceless asset and the product of continuous effort by all of us. Our promotional literature, such as catalogs and web sites, must protect and enhance this reputation by providing complete and unambiguous performance characterizations of our products. Advertising must avoid deliberately misleading statements regarding our products or those of competitors. Statements about the Company's products and comparisons with competitive offerings shall be based on factual data.

4.    COMPETITION

The purpose of the U.S. antitrust laws is to preserve our free enterprise system. Antitrust policy is founded on the belief that the public interest is best served by vigorous and fair competition -- that is, competition free from collusive agreements among competitors. The management of the Company is committed to those philosophies. While the Company will compete aggressively and creatively in its business activities, its efforts in the marketplace shall be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

Company employees should also be aware of the serious criminal and civil consequences of violations of those laws. First, violation of the antitrust laws may be prosecuted as a felony, and conviction may result in very heavy corporate and individual fines, and substantial prison sentences. Second, court injunctions obtained by the U.S. Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("FTC"), may place severe restrictions on Company operations. Violation of a court injunction is punishable by fine or imprisonment; and violation of an FTC order can result in substantial monetary penalties. Finally, persons injured by reason of violations of certain of the antitrust laws may sue and recover triple the amount of their actual damages.

The antitrust laws forbid collusion between competitors to restrain trade, as well as attempts or conspiracies to monopolize by means of predatory or unfair tactics; and prohibits certain restrictive arrangements with customers, particularly those that fix resale prices, or otherwise unreasonably restrain customers' sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether express or implied, oral or written, may be sufficient to establish collusion. It would be flatly illegal to collude with competitors to:

- raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other element of price;

- fix the price at which merchandise will be purchased from suppliers and vendors or resold by customers and concessionaires;

-     limit or control production or sales;

-     allocate customers, or divide markets or marketing territories; or

-     boycott suppliers, vendors, concessionaires or customers.

Obviously, no Company employee shall participate in any such collusive arrangement or practice with a competitor. Nor may any employee engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices; or, except with the prior approval of the Company's Executive Vice President - Human Resources & Legal, enter into any arrangement with a customer otherwise restricting its ability to purchase or sell merchandise. Whenever there is a question as to whether an act or practice may violate the antitrust laws, the Executive Vice President - Human Resources & Legal must be contacted.

It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Company employee shall discuss, or remain present while anyone else

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discusses, with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, a Company employee should walk out of the meeting or gathering and promptly report the incident to the Executive Vice President - Human Resources & Legal.

Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company will support only those trade associations and activities that perform useful and legitimate functions in the industry. Employees should attend activities of trade associations at which competitors are present only with the advance approval of management. In any such attendance, Company employees must always be cautious and wary of informal get-togethers, and avoid any discussions of prohibited topics.

5.    PROPER ACCOUNTING AND FINANCIAL INTEGRITY

All transactions must be executed only in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and disposition of its assets. All transactions shall be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all assets and activities of the Company. Under no circumstances shall there be any unrecorded funds or assets of the Company, regardless of the purposes for which such fund or asset may have been intended, or any improper or inaccurate entry, knowingly made on the books and records of the Company. No payment on behalf of the Company shall be approved or made with the intention or understanding that any part of such payment is to be used for a purpose other than that described by the documents supporting the payment.

All employees must cooperate fully with the Company's internal audit staff, independent auditors and counsel to enable them to discharge their responsibilities to the fullest extent.

6.    ACCURATE PERIODIC REPORTS

As you are aware, full, fair, accurate, timely and understandable disclosure in our periodic reports filed with the SEC and Amex is required by SEC and Amex rules and is essential to our continued success. Please exercise the highest standard of care in preparing such reports in accordance with the guidelines set forth below, including, without limitation, the following:

- All Company accounting records, as well as reports produced from those records, must be kept and presented in accordance with the laws of each applicable jurisdiction.

- All records must fairly and accurately reflect the transactions or occurrences to which they relate.

- All records must fairly and accurately reflect in reasonable detail the Company's assets, liabilities, revenues and expenses.

- The Company's accounting records must not contain any intentionally false or intentionally misleading entries.

- No transaction may be intentionally misclassified as to accounts, departments or accounting periods.

- All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

- No information may be concealed from the internal auditors or the independent auditors (or the Audit Committee or Board of Directors).

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-     Compliance with Generally Accepted Accounting Principles and the Company's
      system of internal accounting controls is required at all times.

II.   USE OF COMPANY ASSETS, FACILITIES AND SERVICES

The use of Company assets, including proprietary information, facilities or services for any unlawful, improper or unauthorized purposes is strictly prohibited.

Employees shall not make any expenditures or otherwise make any commitments affecting the Company's assets unless they have been properly authorized to do so.

1.    IMPROPER PAYMENTS

No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, shall be made or offered, directly or indirectly, in the conduct of the Company's affairs:

- to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or

- to any private party, involving the use of the Company's funds, assets or resources, except in the ordinary course of business.

Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

Payments to Domestic and Foreign Officials

Employees must comply with all laws prohibiting improper payments to domestic and foreign officials, including the U.S. Foreign Corrupt Practices Act of 1977 (the "Act").

The Act prohibits an offer, payment, promise of payment or authorization of the payment of any money or gift to a foreign official, foreign political party, official of a foreign political party or candidate for political office to influence any act or decision of such person or party to obtain or retain business. The Act also prohibits a payment to any person with the intention that all or a portion of that payment will be offered or given, directly or indirectly, to any such political person for any such purpose. Although so-called "grease" payments may not be illegal, the Company's policy is to avoid such payments. If any employee finds that adherence to the Company's policy would cause a substantial, adverse effect on operations, that fact should be reported to the Company's Executive Vice President - Human Resources & Legal who will determine whether an exception may lawfully be authorized. If the facilitating payment is made, such payment must be properly entered and identified on the books of the Company and all appropriate disclosures made.

The Act further requires compliance with generally accepted accounting principles. The Company must continue to maintain financial records that, in reasonable detail, accurately and fairly reflect transactions. In particular, all bank accounts that receive or disburse funds on behalf of the Company shall be properly authorized and any such transactions recorded on the official books and records of the Company.

Violation of the Act is a criminal offense, subjecting the Company to substantial fines and penalties and any officer, director, employee or stockholder acting on behalf of the Company to imprisonment and fines. The Act prohibits the Company from paying, directly or indirectly, a fine imposed upon an individual pursuant to the Act.

2.    POLITICAL CONTRIBUTIONS

No contributions of Company funds, assets, services or use of facilities, regardless of form, may be made or offered, directly or indirectly, by any employee to any political party or any candidate for, or holder of, political office, either domestic or foreign. Furthermore, employees shall refrain from applying any pressure to or harassing other employees in political matters.

The foregoing is in no way intended to prohibit or discourage employees from making personal contributions to political candidates or parties of their choice or to participate in the political process, purely for the employees' own account and on their own time. The Company will not reimburse personal contributions by employees, directly or indirectly.

3.    SAFEGUARDING ASSETS

The Company's assets must be safeguarded against inadvertent loss as well as against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets, information technology and records and other proprietary or confidential information and related matters.

III.  SELECTION OF VENDORS AND SUPPLIERS OF GOODS AND SERVICES

The selection of a vendor or other supplier of goods and services to the Company must be based on quality, need, performance and cost.

In dealing with vendors, it is the responsibility of all employees to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and the obtaining of fair terms and treatment for the Company.

IV.   CONFLICT OF INTEREST; CORPORATE OPPORTUNITY

No employee shall, directly or indirectly, engage or participate in, or authorize, any transactions or arrangements involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the employee or his or her family. No employee shall take for himself or herself personally any opportunity that arises through the use of corporate property, information or position or shall use corporate property, information or position for personal gain.

No employee or any member of his or her family shall, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity that does, or in the recent past did, business with the Company, or in any firm or entity which is currently or prospectively competing in any manner with the Company. This prohibition shall not apply to the acquisition or holding of any security through a mutual fund or of any interest not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings that have the appearance of impropriety are also to be avoided.

For purposes of this policy, a member of an employee's family shall include a spouse, parents, stepparents, in-laws, siblings, children, stepchildren and any other person residing in the employee's residence.

No employee or any member of his or her family shall, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any vendor, supplier or customer of the Company or from any individual or organization seeking to do business with the Company. A personal benefit means any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the employee on behalf of the Company and if the personal benefit falls into one of the following categories:

- normal business courtesies, such as meals, involving no more than ordinary amenities;

- paid trips or guest accommodations in connection with proper Company business and with the prior approval of the Chief Financial Officer or the Executive Vice President - Human Resources & Legal;

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-     fees or other compensation received from any organization in which membership or an official position is held only if approved by the Chief Financial Officer or the Executive Vice President - Human Resources & Legal;

- loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates; or

-     gifts of nominal value (less than $200) during the holiday season.

No employee at the Vice President level or above or any member of his or her family may compete with the Company. No employee at the Vice President level or above or any member of his or her family may serve as a director, officer, employee of or consultant to a competitor, vendor, supplier or other business partner of the Company without the prior written approval of the Executive Vice President - Human Resources & Legal.

No employee or any member of his or her family who directly or indirectly owns a financial interest in, or has an obligation to, a competitor, supplier, customer or other business partner of the Company, which interest or obligation is significant to such employee or family member may conduct business with such entity or person without the prior written approval of the Executive Vice President - Human Resources & Legal.

No employee or any member of his or her family may act as a broker, finder or other intermediary for his or her benefit or for the benefit of any third party in a transaction involving the Company without the prior written approval of the Executive Vice President - Human Resources & Legal.

Gifts or entertainment that have an aggregate value in any year in excess of $200 are generally considered to be excessive and shall not be accepted by the employee. This prohibition would also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the employee or imply a conflict of interest. However, this prohibition is not meant to preclude an employee's acceptance of business entertainment that is not intended to influence loyalty of the employee to the Company and, that is reasonable in nature, frequency and cost; for example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

An employee should make every effort to refuse to accept, or to return, any gift or gifts from a supplier, customer or other business partner exceeding $200 in value. If the employee determines that the donor would be insulted or embarrassed if the gift is refused or returned, a conflict can nevertheless be avoided by promptly reporting the gift to the employee's supervisor and delivering to the employee's supervisor the gift or a check payable to the Company for the fair value of the gift (which the Company will donate to charity).

V.    SECURITIES TRADING

1.    INSIDE INFORMATION

If an employee of the Company has material nonpublic (i.e., "inside") information relating to the Company, it is our policy that neither that person nor any related person:

- may buy or sell securities of the Company (other than pursuant to a prearranged trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or engage in any other action to take advantage of that information, or

- may pass that information on to any person outside the Company or suggest or otherwise recommend that any such person outside the Company buy or sell securities of the Company or engage in any other action to take advantage of that information.

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This policy continues to apply after termination of employment to the extent that a former employee is in possession of material nonpublic information at the time of termination. In such case, no trading may take place until the information becomes public or ceases to be material.

This policy also applies to information, obtained in the course of employment with, or by serving as a director or officer of the Company, relating to any other company, including: our customers or suppliers, any company with which we may be negotiating a major transaction or business combination, or any company as to which we have an indirect or direct control relationship or a designee on the board of directors. No employee may effect transactions in the securities of any such other company while in possession of material nonpublic information concerning such company that was obtained in the course of employment with, or service as a director of, the Company.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct.

What is "material"? Material information has been defined as any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information that could reasonably affect the price of our stock. Either positive or negative information may be material. Common examples of information that will frequently be regarded as material are: projections of future earnings or losses, or other guidance concerning earnings; a pending or proposed merger, joint venture, acquisition or tender offer; a significant sale of assets or the disposition of a subsidiary or business unit; changes in dividend policies or the declaration of a stock split or the offering of additional securities; changes in senior management or other key employees; significant legal or regulatory exposure due to a pending or threatened lawsuit or investigation; impending bankruptcy or other financial liquidity problems; and the gain or loss of a substantial customer or supplier.

Obviously, it is sometimes most difficult to determine materiality, particularly on a prospective basis, and the facts in each case should be carefully weighed. Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, you should carefully consider how regulators and others might view your transaction in hindsight. Whenever there is a question concerning materiality, the employee should either refrain from trading or consult the Executive Vice President - Human Resources & Legal.What is "non-public"? Information should be considered non-public if it has not been broadly disclosed to the marketplace, such as through a press release or SEC filing, and until the marketplace has had time to absorb the information. It should be noted that the mere existence of widespread rumors or unconfirmed press speculation concerning the information does not mean that the information is adequately disseminated to the public.

2.    TRADING GUIDELINES

Investment by employees of the Company in the Company's stock is generally desirable and not to be discouraged. However, such investments should be made with caution, and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock is appropriate are set forth in the Company's "Policy on Trading in Company Securities," updated and published annually, which is incorporated herein by reference.

You generally may not trade, without prior permission, during any period which the Executive Vice President - Human Resources & Legal has designated as a blackout period for the Company, whether or not you possess any material inside information about the Company. While the reasons for a blackout period will generally not be given, the Executive Vice President - Human Resources & Legal will attempt to limit such restrictions to those reasonably necessary in the best interests of the Company.

You generally may trade if no limitation on trading has been declared and you do not possess any material information about the Company that has not been publicly disclosed. The Executive Vice President - Human Resources & Legal has established certain "safe trading windows" during which employees may trade Company securities.

For further guidance, please refer to the Company's "Policy on Trading in Company Securities" and the accompanying memorandum entitled "Blackout Periods and Safe Trading Windows Under Securities Trading Policy," updated and published annually, which are incorporated herein by reference.

If you have any questions as to whether it is appropriate to trade in a given circumstance, contact the Executive Vice President - Human Resources & Legal for advice prior to trading.

3.    REPORTING AND OTHER OBLIGATIONS

Executive officers, directors and significant beneficial owners of the Company are also subject to specific reporting and other requirements under federal and state securities laws. The Company will endeavor to assist each affected individual in compliance with such laws. In order for the Company to do so, it is incumbent upon such individuals to provide information to the Company regarding share ownership and related matters promptly, fully and accurately. In addition, each person who is or becomes a beneficial owner of more than 10% of any class of the Company's equity securities must comply with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

VI.   ENVIRONMENT, HEALTH AND SAFETY

The Company is committed to environmental, health and safety protection for its employees, customers, neighbors and others who may be affected by its products or activities. The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible employees. If you are faced with an environmental, health or safety issue, you should promptly contact the Executive Vice President - Human Resources & Legal to discuss the matter.

VII.  EMPLOYMENT ISSUES

1.    EQUAL OPPORTUNITY

The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex, sexual preference, marital status, veteran status or physical or mental disability. Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All employees are required to conduct their business activities with due regard for this policy.

2.    HARASSMENT AND DISCRIMINATION

The Company strives to maintain an atmosphere that is free from illegal discrimination or harassment of any kind, including discrimination or harassment on the basis of an individual's race, color, religion, sex (including pregnancy), age, disability, religion, marital status, sexual orientation, national origin, veteran status, or any other characteristic protected by federal, state or local law.

The Company has a complaint procedure that employees should follow in the event any employee feels that he or she has been the subject of any type of unlawful harassment, including sexual harassment, or discrimination. Any employee found to have violated this policy will be subject to such disciplinary action, as the Company deems appropriate, up to and including immediate termination of employment.

Sexual Harassment

It is the Company's policy to maintain a working environment free from sexual harassment or conduct that might reasonably be perceived as constituting sexual harassment. Sexual harassment means any unwelcome sexual advances or requests for sexual favors or any conduct of a sexual nature when:

- Submission to such conduct is made either explicitly or implicitly a term or condition of an individual's employment;

- Submission to or rejection of such conduct by an individual is used as the basis for an employment decision affecting such individual; or

- Such conduct has the purpose or effect of substantially interfering with an individual's work performance or creating an intimidating, hostile or offensive working environment.

Although it would be impossible to list all conduct that would violate this policy, the following are examples of conduct that the Company absolutely prohibits:

- Offensive comments, jokes or other sexually oriented statements or depictions;

-     Unwelcome sexual advances or flirtations;

- Making unwelcome comments about a person's clothing, body, or personal life;

-     Unwanted hugs, touches, kisses or other physical contact;

-     Requests for sexual favors;

- Derogatory, offensive or pornographic posters, signs, cartoons or drawings;

- Transmitting, viewing or forwarding e-mails containing offensive, suggestive or lewd attachments, statements or jokes;

- Uploading or downloading of inappropriate pictures or material onto Company computer systems; or

- Retaliating against an employee for making a complaint or participating in an investigation concerning harassment or discrimination.

The above list is only illustrative of types of conduct that would violate this policy and, as such, by no means represents an exclusive list of conduct or types of conduct that could lead to disciplinary action, up to and including termination of employment. Offensive and inappropriate behavior need not rise to the level of sexual harassment within the meaning of applicable state and federal law to be deemed a violation of this policy.

All employees must comply with this policy and take appropriate measures to ensure that such conduct does not occur.

Individuals who engage in acts of sexual harassment may be subject to civil and criminal penalties.

Harassment on Account of Other Protected Class Status

In addition to sexual harassment, it is a violation of the Company's policies to engage in conduct that is harassing or disparaging of another on account of that employee's race, color, religion, sex (including pregnancy), age, disability, religion, marital status, sexual orientation, national origin, veteran status, or any other characteristic protected by federal, state or local law. All employees must comply with this policy and take appropriate measures to ensure that such conduct does not occur. Employees who engage in such conduct will be subject to discipline, up to and including termination, and may be subject to civil and criminal penalties.

Discrimination

It is also a violation of the Company's policies to discriminate or to treat an employee less favorably on account of that employee's race, color, religion, sex (including pregnancy), age, disability, religion, marital status, sexual orientation, national origin, veteran status, or any other characteristic protected by federal, state or local law. All employees must comply with this policy and take appropriate measures to ensure that such conduct does not occur. Employees who engage in such conduct will be subject to discipline, up to and including termination, and may be subject to civil penalties.

Complaint Procedure

Employees who believe they have been subject to conduct in violation of this policy should report such conduct immediately to his or her supervisor, a Human Resources representative or the senior manager of his or her unit or facility. Similarly, an employee who witnesses conduct that violates this policy should report it immediately to his or her supervisor or to a Human Resources representative or the senior manager of his or her unit or facility.

If for any reason an employee is uncomfortable approaching his or her supervisor (for example, if the supervisor is the person the employee feels is engaging in the offensive conduct), or if the employee feels that the matter is not being addressed adequately, he or she should promptly bring it to the attention of the next level of management, a Human Resources representative, or another member of management with whom the employee feels comfortable.

Supervisors or managers who receive complaints of harassment or discrimination from an employee are required to forward them immediately to a Human Resources representative.

The Company will promptly conduct an investigation in response to specific reported instances of violations of this policy. Upon request, employees are required to cooperate fully in any investigation of specific reported instances of violations of this policy. Retaliation or reprisal against an employee who reports an alleged violation of this policy, or who provides information in any investigation related thereto, is strictly prohibited and shall constitute a violation of this policy.

Although the Company cannot guarantee complete confidentiality in matters of harassment and discrimination, it will conduct its investigation in as confidential a manner as possible under the circumstances.

If the investigation confirms that harassment, discrimination or other conduct in violation of this policy has occurred, the Company will take prompt and effective action to ensure that the offending conduct or act(s) do not continue.

Any employee found to have engaged in conduct prohibited by this policy will be subject to discipline, up to and including termination. The Company does not consider conduct in violation of this policy to be within the course and scope of employment or the direct consequence of the discharge of one's duties. Accordingly, to the extent permitted by law, the Company reserves the right not to provide a defense or pay damages assessed against employees for conduct in violation of this policy.

3.    DRUG AND ALCOHOL ABUSE

All Company entities will abide by applicable laws and regulations relative to the possession or use of alcohol and drugs. Company policy prohibits the illegal use, sale, purchase, transfer or possession of drugs by employees, or the presence in one's system of alcohol or illegal drugs, while on Company premises.

Similarly, Company policy prohibits the use, sale, purchase, transfer or possession of alcoholic beverages by employees while on Company premises, except as authorized by the Company.

4.    DISABILITY

The Company is required to, and does, make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of the job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on the operation of its business.

VIII. INFORMATION SYSTEM USE

This policy is meant to govern the behavior of employees, contractors, vendors, and third party agents of the Company with regard to the Company's Information System, including Company records, software, e-mail, voice-mail, Internet, electronic data, confidential information and third party consultants.

1.    INFORMATION SYSTEM

The Company's Information System is comprised of:

- All of the computer hardware, software, computer networks, telephones, facsimile machines, voice-mail and e-mail systems, and Internet and Intranet sites which the Company owns, leases or maintains; and

-     Any files or business records that are created or stored on the system.

2.    BUSINESS RECORDS & DOCUMENTATION

- Employees must keep private those business records or other documentation that are not generally available to the public or that the Company otherwise deems confidential.

- Employees are generally prohibited from copying or distributing software that is owned by a third-party and licensed to the Company.

3.    USING THE INFORMATION SYSTEM

- Each component of the Company's Information System, including any off-site use, should be used for purposes of the Company's business.

-     Privacy

      1) Employees should not have any expectation of privacy with regard to use of the Company's Information System, including in their communications, computer files or workspaces. The Company reserves the right to review e-mail, voice-mail, facsimile messages, Internet or other electronic information systems. All such observations or examinations will be conducted in accord with federal and state regulations.

      2) Any inappropriate or unauthorized use of the Company's Information System may be grounds for disciplinary action, up to and including termination of employment.

4.    OBTAINING SECURITY ACCESS

The confidentiality and integrity of data stored on the Company's computer systems must be protected by access controls to ensure that only authorized employees or third parties have access. This access shall be restricted to only those capabilities that are appropriate to perform each employee's job duties.

5.    INTERNET USE

- As a general rule, unless Internet access is directly related to an employee's job duties, employees should only access the Internet with their supervisor's approval. Widespread Internet access by employees can cause a strain on the Company's computer networks.

- All Internet usage will be monitored and recorded. Non-work related sites may be restricted as determined by management. Excessive/ inappropriate "surfing" may result in removal of Internet access.

- Employees are prohibited from copying or downloading software from the Internet. Such software could contain viruses or bugs that might damage the Company's computer systems, and the use of such software may require a fee charged to the employee or the Company.

6.    RESTRICTED INFORMATION

- Employees are strictly prohibited from attempting to access any portion of the Company's Information System to which he or she is ordinarily denied access.

- Any use by an employee of a password assigned to another party is strictly prohibited and may be grounds for dismissal.

7.    PROTECTION OF COMPANY ELECTRONIC DATA AND INFORMATION
      PASSWORDS/VIRUSES/DATA SECURITY

-     Passwords

      1)    Employees should memorize their password rather than write it down.

      2) If employees disclose their password to a co-worker or a third party, they should change it promptly.

      3) If the computer network permits, employees should change their passwords at least every 30 days.

-     Viruses

      1) Always run the corporate standard, supported anti-virus software. Check the software often to make sure the virus definitions remain current.

      2) NEVER open any files or macros attached to an email from an unknown, suspicious or untrustworthy source. Delete these attachments immediately, then "double delete" them by emptying your computer's Trash folder.

      3) Because of virus exploits of email systems, you should be wary of any unexpected attachments from known and trustworthy sources as well. Contact the sender for verification before opening the file.

      4) Never download files from unknown or suspicious sources. All downloaded files should be scanned with virus software prior to being opened or run.

- Disks with confidential information should be kept in a secure place. They should not be left where they can be exposed to magnets or where beverages or other liquids can spill on them.

- All PCs, laptops, and workstations should be secured with a password-protected screensaver with the automatic activation feature set at 10 minutes or less, or by logging-off when the host will be unattended.

- Employees may not accept, use or share programs or data from unauthorized sources.

8.    NON-STANDARD SOFTWARE

- Employees should refrain from installing any non-standard software on their PCs without permission of I.T. Network Management.

9.    REMOTE ACCESS

Remote access policy applies to all Company employees, contractors, vendors, and agents with a Company-owned or personally-owned computer or workstations used to connect to the Company network. It also applies to remote access connections used to do work on behalf of the Company, including reading or sending email and viewing the intranet web resources.

- It is the responsibility of each individual with remote access privileges to ensure that their remote access connection is given the same consideration as the user's on-site connection.

- At no time should login or password information be supplied to non-authorized users, not even family members. The authorized individual is responsible to ensure that non-authorized users do not violate any Company policies, do not perform illegal activities, and do not use the access for outside business interests.

- All hosts connected to Company internal networks via remote access must use the most up-to-date anti-virus software. This includes personal computers.

- The individual bears responsibility for any consequences should remote access be misused.

- Remote access must be requested via the Help Desk following the procedures in the Obtaining Security Access section.

- Remote access accounts will be monitored. If an account is not used for a period of six months, the account will expire and will no longer function. If remote access is subsequently required, the individual must request a new account as described above.

10.   UNACCEPTABLE ACTIVITIES

The following activities are strictly prohibited:

- Introduction of malicious programs into the network or server (e.g. viruses, worms, trojan horses, e-mail bombs, etc.).

- Effecting security breaches or disruptions of network communication. Security breaches include, but are not limited to, accessing data of which the employee is not an intended recipient or logging into a server or account that the employee is not expressly authorized to access, unless these duties are within the scope of regular duties. Disruption includes, but is not limited to, network sniffing, pinged floods, packet spoofing, denial of service, and forged routing information for malicious purposes.

- Port scanning or security/password scanning is expressly prohibited unless prior approval is received from the Security Manager.

- Executing any type of network monitoring which will intercept data not intended for the employee's host, unless this activity is part of the employee's normal job/duty and approved by the Security Manager.

- Circumventing user authentication or security of any host, network, or account.

- Using any program/script/command, or sending messages of any kind, with the intent to interfere with, or disable, a user's terminal session, via any means, locally or via the

11.   REPORTING SECURITY PROBLEMS

- If sensitive Company information is lost, disclosed to unauthorized parties, or suspected of being lost or disclosed to unauthorized parties, the Security Manager must be notified immediately.

- If any unauthorized use of the Company's information systems has taken place, or is suspected of taking place, whenever passwords or other system access control mechanisms are lost, stolen, or disclosed, or are suspected of being lost, stolen, or disclosed, the Security Manager must be notified immediately.

- Because it may indicate a computer virus infection or similar security problem, all unusual systems behavior, such as missing files, frequent system crashes, misrouted messages, and the like must also be immediately reported. The specifics of security problems should not be discussed widely but should instead be shared on a need-to-know basis.

- Employees must not "test the doors" (probe) security mechanisms unless they have first obtained permission from the Security Manager. If users probe security mechanisms, alarms will be triggered and resources will needlessly be spent tracking the activity.

IX.   CONFIDENTIAL INFORMATION

Safeguarding the confidential nature of information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of its business.

Confidential information is any non-public information or materials, whether in verbal, paper, or electronic form, such as materials describing or relating to computer software or systems, business and financial affairs, personnel matters, operating procedures, marketing matters, and policies and procedures of the Company or its employees, customers, vendors or other third parties.

Confidential information includes, but is not limited to, vendors, suppliers, mailing lists and other customer information including credit or charge card numbers, price and mark-up determinations, sales or sales trends of catalogs, advertisements or particular items, cost of products or services paid by the Company, budgets, and business and marketing plans. It includes any data that could be used to infer information about the business activities of the Company and its customers.

All information developed within the Company with respect to its business is confidential and should not be disclosed to any person who is not a Company employee. Nor should confidential information be left out in the open, carelessly discarded or discussed in public (e.g., in an elevator where unauthorized persons may have access to it).

All external communications intended for the general public, the financial community or the press must be approved in writing by the Company's Chief Executive Officer or the Executive Vice President - Human Resources & Legal in advance.

No employee may use any confidential information relating to the Company, regardless of the source of such information or the method of its acquisition, for the purpose of furthering any private interest or as a means of realizing any personal gain, directly or indirectly.

- Confidential information will only be made available to employees if it is needed to perform their job responsibilities.

- Employees must refrain from publicizing, disclosing, or allowing disclosure of any Company information without prior written authorization from the appropriate supervisor.

- In order to safeguard the Company's confidential electronic data and information, employees should:

      1) NOT discuss the affairs of the Company with or in the presence or persons (including other Company employees) who do not have a need to know the information.

      2) Safeguard confidential material whether in the office or at home, and dispose of material with special care.

      3)    Control access to confidential systems and data.

X. DUTY TO RETURN CONFIDENTIAL INFORMATION AND COMPANY PROPERTY UPON SEPARATION FROM THE COMPANY

Upon separation from the Company for any reason, employees and directors must immediately deliver to the Company (and must not keep in their possession, recreate, copy or deliver to anyone else) all Confidential Information and other documents, materials, information or any other Company property developed in part or in whole by the employee or director or otherwise belonging to the Company, including but not limited to paper and electronic files, customer lists, pricing lists, marketing materials, financial materials (including but not limited to budgets, forecasts, projections, capital expenditure requests and projects, and contingency plans), computer equipment, technology hardware and/or software plans, software, ID badges, cell phones, company credit cards, beepers, keys and key cards.

The duty of employees and directors to deliver to the Company all Confidential Information and all other Company property upon separation from the Company is absolute and is not contingent in any manner upon any verbal or written request for the delivery of such material by the Company at the time of separation. The Company's right to these materials is absolute and no one other than the Board of Directors has the authority to waive this right and any such waiver must be in writing.

XI.   INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY

Communication of the policies contained in this Code of Conduct will be made to all employees of the Company who will be required to sign the attached Acknowledgement of Receipt and Understanding at least annually.

It is important that each employee comply not only with the letter but, equally importantly, the spirit of these policies. If you believe that one of the Company's employees is acting in a manner that is not in compliance with this policy, or that you have been requested to so act in such a manner, you should immediately bring this matter to the attention of the Executive Vice President - Human Resources & Legal or your supervisor or as set for in Section XV. In order to encourage uninhibited communication of such matters, such communications will be treated confidentially to the fullest extent possible and no disciplinary or other retaliatory action will be taken against an employee who communicates such matters.

XII.  REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR

We have a strong commitment to conduct our business in a lawful and ethical manner. Employees are encouraged to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation and to report violations of laws, rules, regulations or this Code of Conduct. We prohibit retaliatory action against any employee who, in good faith, reports a possible violation. It is unacceptable to file a report knowing it to be false.

The Sarbanes-Oxley Act (the "Act") requires all publicly traded companies to establish procedures for the receipt and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The Act also requires employees to confidentially and anonymously report concerns regarding questionable accounting or auditing matters. This includes any circumstances where it is believed that fraud or other irregularities may be occurring within the Company.

Any persons wishing to report such accounting issues can be assured the situation will be handled with the highest level of anonymity and confidentiality. In addition, there is a high level of protection granted under the Act to persons reporting incidents. The Act states that the Company may not discharge, harass or in any manner discriminate against any individual providing information.

We encourage anyone with information regarding these matters to contact the Internal Audit Director or the Chairman of the Company's Audit Committee, and have established the confidential Employee Fraud Hotline to facilitate communication. If you wish to provide information anonymously, please mail it in a sealed envelope [addressed to "Audit Committee - Complaints" and place it in a second envelope] addressed to the Internal Audit Director or the Chairman of the Company's Audit Committee or leave a voice-mail at 1-800-429-1577.

XIII. AMENDMENTS TO AND WAIVERS OF THE CODE OF CONDUCT

Any amendment to and waiver of this Code of Conduct for executive officers or directors will be made only by the Board of Directors and notified in writing and will be promptly disclosed as required by law or stock exchange regulation.

XIV.  COMPLIANCE PROCEDURES

This Code cannot, and is not intended to, address all of the situations you may encounter. There will be occasions where you are confronted by circumstances not covered by policy or procedure and where you must make a judgment as to the appropriate course of action. In those circumstances we encourage you to use your common sense, and to contact your supervisor, manager or a member of human resources for guidance.

If you do not feel comfortable discussing the matter with your supervisor, manager or human resources, please call the Company's ombudsman who is Director of Internal Audit or Chairman of the Audit Committee. The ombudsman provides information, advice and suggestions regarding the topics addressed in this Code of Conduct. We strive to ensure that all questions or concerns are handled fairly, discreetly and thoroughly. You need not identify yourself.

XV.   INTERPRETATION OF CODE OF CONDUCT AND EFFECTS OF FAILURE TO COMPLY

Any questions regarding this Code of Conduct or its application should be discussed with the Executive Vice President - Human Resources & Legal.

Conduct violative of this Code of Conduct is expressly outside the employee's scope of employment. Any employee whose conduct violates this Code of Conduct will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

The summaries of laws and regulations contained in this policy are brief and necessarily omit many subtleties and variations that exist in such laws and regulations, as well as many other laws and regulations that may impose requirements upon the Company and its employees depending upon applicable circumstances from time to time. In addition, the laws and regulations that affect the Company may be supplemented, amended or repealed from time to time. Therefore, you should request prior advice from Company legal counsel in case of any question or uncertainty concerning the impact of applicable laws and regulations upon your business activities.

XVI.  STATEMENT NOT A CONTRACT OF EMPLOYMENT

This statement sets forth a code of conduct to which employees are expected to adhere. It is not a contract of employment and the Company retains all of its rights in connection with the employment, discipline and/or termination of its employees.

                              DIRECTOR'S STATEMENT

The Company is committed to maintaining the highest standards of personal and professional conduct in the performance of its business activities. The publication of this Code of Conduct is intended to reaffirm and formalize the Company's established policies and to provide employees of the Company with appropriate guidelines to help assure their understanding and compliance. The Company and its affiliates have maintained a tradition of sound business practices of which we are proud. We pledge to continue this tradition in a manner that is in keeping with both the letter and spirit of the law and the highest ethical standards.

THOMAS C. SHULL

For the Board of Directors of Hanover Direct, Inc.


XVII. NAMES AND NUMBERS

     Chairman/President/Chief Executive Officer
     Thomas C. Shull............................................................(201) 272-3106

     Executive Vice President /Chief Financial Officer
     Edward M. Lambert..........................................................(201) 272-3325

     Executive Vice President/ Human Resources & Legal
     Brian C. Harriss...........................................................(201) 272-3224

                  Acknowledgement of Receipt and Understanding
                            of Hanover Direct, Inc.'s
                            Corporate Code of Conduct

I hereby acknowledge that I have been provided with Hanover Direct, Inc.'s Corporate Code of Conduct. I further acknowledge that I have read the Code of Conduct in its entirety and that I understand it. I agree to observe the policies and procedures contained in the Code of Conduct and have been advised that, if I have any questions or concerns related to such policies and procedures, I should discuss them with my supervisor or the Human Resources Department. I understand that failing to abide by Hanover Direct, Inc.'s Code of Conduct could lead to disciplinary action up to and including termination of employment. I also understand that no one other than the Board of Directors has the authority to waive any provision of this Code of Conduct and that any waiver must be in writing.

My signature below indicates my understanding of Hanover Direct, Inc.'s Code of Conduct and my agreement to abide by the policies and procedures contained therein.

--------------------------------            --------------------------------
Employee Signature                                        Date



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